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                                                                    EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT, dated October 5, 2001 (this "AGREEMENT") is entered by and between Schneider Securities, Inc., a Colorado corporation ("Seller") and MAII Holdings, Inc. ("MAII") a Texas corporation ("Purchaser").

         WHEREAS, the Seller is the beneficial owner of 680,000 shares of MAII Holdings, Inc. Common Stock, par value $0.002 per share (the "Shares") and has asked MAII whether the company is interested in buying the Shares.

         WHEREAS, the Seller wishes to sell and the Purchaser wishes to buy the Shares in a privately negotiated block transaction in reliance upon Section 4(2) of the Securities Act of 1933.

         NOW THEREFORE, in consideration of the foregoing and of the representations, warranties and covenants contained herein, the parties agree as follows:

         1. Purchase Price. Purchaser hereby agrees to purchase, and Seller hereby agrees to sell, the Shares, subject to the terms and conditions set forth below, for $1.80 per share (total consideration of $1,224,000) (the "Purchase Price"). This price was determined at 10:22 a.m. on October 5, 2001 based upon the lowest current independent offer at that time.

         2. The Closing. Timing is of the essence. The closing of the purchase of the Shares (the "Closing") shall take place no later than 2:00 p.m. EDT, October 9, 2001:

         A. No later than 12:00 p.m. EDT, October 9, 2001, Purchaser shall wire the Purchase Price to the following account:

                  Bank of New York
                  48 Wall Street
                  New York, New York 10005
                  212-495-1784
                  ABA# 021000018
                  Correspondent Services Corp.
                  A/C# 8900186968
                  F/C Scheider Securities, Inc.
                  A/C TG-99150

         B. Upon Seller's confirmation that the Purchase Price has been wired into the above-referenced account, Seller shall promptly cause the delivery of the Shares to MAII through the Depository Trust Company to MAII's account at Merrill Lynch, Pierce, Fenner & Smith, Inc. ("Merrill Lynch") DTC No. 5198, for Acct. No. 542-07J81.

         C. Promptly after receiving notification that Purchaser has received the Shares in its account at Merrill Lynch, Purchaser shall send written confirmation of the receipt


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         of the Shares to Seller. Seller agrees not to withdraw, transfer, spend or otherwise dissipate the Purchase Price funds until Seller has received written confirmation from Purchaser or independent verification from Merrill Lynch that the Shares have been received by Purchaser.

         3. Representations of Seller. Seller hereby represents, warrants and covenants to Purchaser as follows:

         A. Seller is duly organized, validity existing and in good standing under the laws of the State of Colorado and has all the requisite corporate power and authority to enter into this agreement and to sell the Shares.

         B. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Seller.

         C. Neither Seller's execution of this Agreement nor Seller's performance hereunder will constitute a violation of any law, statute, rule or regulation, order, writ, judgment or decree applicable to the Seller.

         4. Representations of Purchaser. Purchaser hereby represents, warrants and covenants to Seller as follows:

         A. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to enter into this Agreement and to purchase the Shares.

         B. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Purchaser.

         C. Neither Purchaser's execution of this Agreement nor Purchaser's performance hereunder will constitute a violation of any law, statute, rule or regulation, order, writ, judgment or decree applicable to the Purchaser.

         5. Confidentiality. The parties hereto acknowledge and agree that Purchaser will be required to disclose the transaction contemplated hereunder pursuant to United States securities laws and the Purchaser intends, and shall be permitted, to issue a press release describing the transaction contemplated herein. Purchaser agrees not to disclose the identify of the Seller unless required by law to do so.

         6. Expenses of Sale. The parties hereto shall bear their respective direct and indirect expenses incurred in connection with the purchase of the Shares.


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         7. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the purchase of the Shares, and supersedes all prior agreements, written or oral and letters with respect hereto. This Agreement may be amended or superseded, and the terms and conditions hereof may be waived only by a written instrument signed by Purchaser and Seller, or, in the case of a waiver, by the party waiving compliance.

         8. Governing Law. This agreement shall be governed and construed in accordance with the laws of the State of Delaware, including the agreement to arbitrate controversies considered in paragraph 9 below.

         9. Arbitration. The Purchasers and Seller agree that all controversies which may arise between them relating to this Agreement shall be determined by arbitration in accordance with the rules of the National Association of Securities Dealers, Inc. In the event that the National Association of Securities Dealers, Inc., after request, declines to take jurisdiction over an arbitration filed by either party, the parties agree to arbitrate any controversy described herein above before the American Arbitration Association.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


Purchaser                                    Seller

MAII HOLDINGS, INC.                          SCHNEIDER SECURITIES, INC.



By: /s/ CHRISTIE S. TYLER                    By: /s/ THOMAS J. O'ROURKE
    ---------------------------------            -------------------------------
    Name:  Christie S. Tyler                     Name: Thomas J. O'Rourke
    Title: Chief Executive Officer               Title: President


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